OPTION AGREEMENT

DATE:     8/28/09

PARTIES

A.	TWIN BUTTES RANCH, LLC, an Arizona limited liability company (the "Optionor");

	Address:	Post Office Box 447
Holbrook, Arizona 86025
Attn: Michael R. Fitzgerald, Manager

B.	PASSPORT METALS, INC., a Quebec registered corporation (the "Optionee");

	Address:	608-1199 West
Pender Street
Vancouver, British Columbia V6E 2R1
Attn: Richard Hunter, President

C.	FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (the "Escrow Agent" and "Title Company");

Address:	2425 East Camelback Road
Suite 300
Phoenix, Arizona 85016
Attn: Neil Moffett, Escrow Officer

PROPERTY:	That certain real property located in Navajo County, Arizona, more particularly described on Exhibit "A", attached hereto and incorporated herein by this reference, together with all of Optionor's right title and interest in and to (i) all buildings, structures and improvements located thereon, including, without limitation, all irrigation ditches, gates, valves, pumps, tanks, and wells; (ii) all appurtenances, hereditaments, easements, rights-of-way, reversions, remainders, development rights, well rights, water rights (including type 2 rights), and air rights; (iii) all oil, gas, and mineral rights not previously reserved; (iv) alt plans, specifications, plats, assessments, agreements, reports, studies, and surveys relating to the real property or improvements located thereon, and all warranties applicable thereto; (v) any rights of Optionor to any adjoining strips or gores of property and any land lying within the bed of any adjoining street, highway, or waterway; and (vi) any other rights or privileges appurtenant to such real property or used in connection therewith (the 'Property"),

1.               Grant of Option. In consideration of the timely payment by Optionee to Optionor of the amounts hereinafter set forth in cash or a certified bank or cashier's check ("Option Money"), the Optionor hereby grants the Optionee an exclusive option ("Option") to purchase all of Optionor's fee title in the Property under the terms and conditions set forth in (i) the form of Real Estate Purchase Agreement Addendum and Escrow Instructions ("Purchase Agreement") attached hereto as Exhibit "B" to be executed by Optionor and Optionee upon the exercise of the Option by Optionee; and (ii) this Option Agreement which shall be deposited with Escrow Agent. All Option Money in accordance herewith shall be timely deposited by Optionee with Escrow Agent and immediately released by Escrow Agent to Optionor as set forth herein. The Option Money shall be payable as follows:

(i)               A payment in the amount of FIFTY THOUSAND AND NO/100 DOLLARS (U.S.) ($50,000.00) upon the Review Termination Date (as hereinafter defined) ("Initial Option Payment"). Notwithstanding anything contained herein to the contrary, the Initial Option Payment shall, not be released to Optionor until such fine as the conditions of Section 9 of this Option Agreement have been satisfied;

(ii)              A payment in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S.) ($100,000.00) upon the first anniversary of the date of this Option Agreement;

(iii)             A payment in the amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS (U.S.) ($150,000.00) upon the second anniversary of the date of this Option Agreement; and

(iv)             A payment in the amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS (U.S.) ($200,000.00) upon the third anniversary of the date of this Option Agreement.

The Option Money shall not be applied to the Purchase Price (as hereinafter defined).

Notwithstanding anything contained in this Option Agreement to the contrary, in the event that Optionee does not timely tender any of the Option Money as set forth above, and such failure continues for a period of thirty (30) days following receipt of written notice of such default from Optionor, Optionor shall have the right, in its sole discretion, at any time thereafter to terminate this Option Agreement and retain all Option Money previously paid by Optionee to Optionor.

2.               Expiration. This Option shall expire at 5:00 p.m., Arizona time, on the fourth anniversary of the date of this Option Agreement ("Expiration Date"), or such other time as is mutually acceptable and agreed to by Optionor and Optionee in writing.

3.               Term of Option. The term of this Option shall commence as of the date of this Option Agreement and shall terminate on the Expiration Date set forth above ("Term").

4.               Notice and Exercise of Option. Optionee shall exercise the Option to purchase the Property by (i) by executing and delivering to Optionor and Escrow Agent the Purchase Agreement, .and (ii) by delivering a signed written notice of its election to exercise the Option to Optionor and Escrow Agent via certified mail, postage prepaid, return receipt requested, at the address set forth herein at any time after the Review Termination Date. The date that notice is given shall be referred to as the "Option Exercise Date." Optionor and the Optionee shall perform, from and after the Option Exercise Date, the obligations set forth in the Purchase Agreement.

5.               Failure to Exercise Option. If Optionee does not timely exercise this Option as herein provided or exercises the Option but fails to Close Escrow, the Option Money shall be retained by the Optionor, free of all claims of the Optionee, and this Option shall be deemed terminated.

6.               Purchase Price. In the event the Option is timely exercised, the total purchase price for the Property ("Purchase Price") to be paid by the Optionee shall be the amount of TWENTY MILLION AND NO/100 DOLLARS (U.S.) ($20,000,000.00) as provided for in the Purchase Agreement. As provided herein, the sums to be paid as Option Money pursuant to this Option Agreement shall not be applied to the Purchase Price.

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7.               Title Commitment. Within fifteen (15) days after the execution and deposit of this Agreement with Escrow Agent, Escrow Agent shall deliver to Optionee and Optionor a preliminary title report for the Property ("Title Commitment") for a standard coverage owner's policy (the "The Policy"), together with legible copies of all documents referred to therein. Escrow Agent shall give notice to Optionee and Optionor of the date on which Escrow Agent delivers the Title Commitment to Optionee. Within fifteen (15) days following receipt of the Title commitment, Optionee shall give Optionor and Eso7ow Agent notice of any objections Optionee has to the condition of title to the Property as shown in the Title Commitment. In the event Optionee does not timely tender such written notice, Optionee shall be deemed to have approved of the condition of title and the Title Commitment. If Optionee timely gives such notice, Optionor shall have five (5) days following Optionor's receipt of such notice to give Optionee and Escrow Agent notice of Optionor's election to cure by the Review Termination Date any of the items objected to by Optionee. If Optionor does not give such notice with respect to all or any of the objectionable items, Optionor shall be deemed to be unwilling or unable to cure such objectionable items. If Optionor undertakes steps to cure said objectionable items but has not cured all of the objectionable items on or before five (5) days prior to the Review Termination Date (as hereinafter defined), Optionee may then elect on or before the Review Termination Date to terminate this Agreement by disapproving the Title Commitment. If Optionee approves or is deemed to have waived the condition and feasibility of the Property under Paragraph 8 below, Optionee shall be deemed to have approved and waived all objections to all title matters other than those that Optionor has cured pursuant to this paragraph.

8.               Review Period. Optionee, at its sole cost and expense, shall have until ninety (90) days following the date of this Option Agreement (the "Review Termination Date"), to inspect the Property, conduct non-invasive engineering and/or geological studies (either personally or through its agents) and determine the economic feasibility-of-purchasing the Property (the “Review"). Optionor agrees to permit Optionee or Optionee's designated agent to enter the Property to perform any tests or studies, the cost of same to be borne solely by Optionee.

If the results of Optionee's Review are satisfactory, Optionee shall deliver written notice of such fact to Optionor and Escrow Agent on or before the Review Termination Date and Optionee shall be deemed to have approved of its Review, subject only to the termination of the ROFR as provided in Section 9 of this Option Agreement ("Optionee's Conditional Approval"). If the results of Optionee's Review are unsatisfactory or If Optionor and Optionee are unable to agree upon the terms and provisions of the Lease referred to in Section 11 of this Option Agreement, and upon written notice of such fact to the Optionor and Escrow Agent on or before the Review Termination Date, or if Optionee fails to deliver written notice of the results of Optionee's review of the Property to Optionor and Escrow Agent, this Agreement shall be of no further force and effect and the parties hereto shall have no further obligation or liability to each other pursuant hereto other than for Optionee to deliver to Optionor within thirty (30) days after such notice, copies of all studies, tests, surveys and reports regarding the Property which have come into the possession of Optionee. Upon completion of the Review, Optionee shall promptly restore any damage to the Property after the entry thereon and shall defend and indemnify Optionor at all times from any damages, liability, loss, claims, costs and fees resulting from said Review. The obligations of Optionee under this section shall survive the Expiration Date.

9.               Right of First Refusal. Notwithstanding anything contained herein to the contrary, Optionee acknowledges that the Property may be subject to a Right of First Refusal in favor of Raymond Fitzgerald and Nancy W. Fitzgerald ("ROFR Holder") as described in that certain Warranty Deed recorded in the Official Records of Navajo County as Fee #88-02489 ("ROFR"). Optionor shall exercise "best efforts" to cause such ROFR to be terminated and provide to Optionee and Escrow Agent documentation reflecting the termination. In that regard, Optionor agrees to give written notice to the ROFR Holder of the terms of this Option Agreement and related Purchase Agreement (with a copy to Optionee and Escrow Agent) in a form substantially similar to the letter agreement attached hereto as Exhibit 'U. On the earlier of (i) thirty (30) days following Optionor's receipt of Optionee's Conditional Approval, or (ii) one hundred twenty (120) days following the date of this Option Agreement, Optionor shall give written notice to Optionee and Escrow Agent as to whether the ROFR Holder failed to exercise the ROFR within the time period required under the ROFR, or if the ROFR Holder waived its ROFR ("Notice of Termination of ROFR"), in which events the ROFR shall be deemed terminated for the purpose of this Option Agreement. Optionee's obligations hereunder are expressly conditioned upon (i) the termination of the ROFR, and (ii) the Escrow Agent's commitment to the issuance of an endorsement to the title policy in form reasonably satisfactory to Optionee insuring over the ROFR. In the event of the failure of such condition, which shall not be deemed a default by Optionor hereunder, this Option Agreement shall terminate and the Option Money shall be promptly refunded to Optionee.

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10.              Environmental Notice Obligation. As of the date of this Option Agreement, Optionor has not received any written notice that it is in violation of any local, state or federal environmental laws, rules or regulations ("Environmental Notice"). Optionor shall deliver to Optionee a copy of any Environmental Notice received for the Property within five (5) days of receipt of such Environmental Notice, and such obligation shall continue through the Closing under the Purchase Agreement.

11.              Lease of Property, Indemnification and Assurances. Optionor and Optionee acknowledge that prior to the Review Termination Date, Optionor and Optionee shall work together in good faith to negotiate the terms of a Lease Agreement ("Lease") acceptable to Optionor and Optionee, each in their sole discretion, in order to address (i) the conditions on which Optionor may conduct exploration activities on the Property, as well as any geological, geophysical, trail or road building and reverse circulation and diamond drilling; (ii) the indemnifications provisions of Optionee to Optionor in connection with its exploration activities on the Property; and (iii) the security to be granted by Optionee to Optionor as assurance that all drill sites will be reclaimed and other damage to the Property restored to the same standards as would be required by the State of Arizona for similar activities on State lands, In the event of Optionee's default under this Option Agreement or the proposed Lease. Optionor and Optionee acknowledge that the Lease shall not grant to Optionee exclusive possession of the Property and Optionor shall remain on the Property during the term of the Lease, but Optionor’s use of the Property will not unreasonably prohibit Optionee from conducting its operations on the Property during the term of the Lease.

12.              Assignment. This Option Agreement shall be binding upon and inure to the benefit of the Optionor and Optionee hereto and their respective successors in interest, heirs, personal representative, administrator and assigns. This Option Agreement may be assigned by Optionee at any time after the Review Termination Date, and concurrent deposit of the Initial Option Payment with Escrow Agent, upon the written consent of Optionor, which consent shall not be unreasonably withheld.

13.              Notices. All notices, requests, demands or other communication required or permitted under this Agreement must be in writing and shall be effective on the earlier of either (i) the date received by such party if delivered via hand delivery; or (ii) forty eight (48) hours after the date if sent via registered or certified mail, return receipt requested, postage and fees prepaid and addressed as follows:

If to Optionor:	Michael R. Fitzgerald, Manager
Twin Buttes Ranch, LLC
Post Office Box 447
Holbrook, Arizona 86025

with a copy to:	Olsen-Smith, Ltd.
301 East Virginia Avenue, Suite 3300
Phoenix, Arizona 85004
Attn: James J. Rossie, Jr., Esq.

If to Optionee:	Richard Hunter, President
Passport Metals, inc.
6084 199 West Pender Street
Vancouver, British Columbia V6E 2R1

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with a copy to:	Lang Michener LLP
1500 Royal Centre P.O. Box 11117
1055 West Georgia Street
Vancouver, B.C. V6E 4N7
Attention: Ms. Linda Hogg

and:	Ryley Carlock & Applewhite
One North Central Ave., Suite 1200
Phoenix, AZ 85004
Attn: Roy W. Fuller, Esq.

14.              Time. Time is of the essence of this Option and each and every provision hereof. Any extension of time granted for the performance of any duty under this Option shall not be considered an extension of time for the performance of any other duty under this Option.

15.              Captions. Captions and paragraph headings used herein are for convenience only and are not part of this Option and shall not be deemed to limit or alter any provision hereof and shall not be deemed relevant in construing this Option.

16.              Governing Law. This Option shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Arizona, and suit to enforce any provision of this Option or to obtain any remedy with respect hereto shall be brought in the Superior Court, Maricopa County, Arizona, and for this purpose each party hereto expressly and irrevocably consent to the jurisdiction of said Court.

17.              Counterparts. This Option Agreement may be executed in any number of counterparts; all such counterparts (or a facsimile thereof) shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

18.              Attorneys' Fees. If either party hereto breathes any provision of this Option Agreement, the breaching party shall pay to the non-breaching party all attorneys' fees and other costs and expenses incurred by the non-breaching party In enforcing this Option Agreement or preparing for legal or other proceedings regardless of whether a suit is instituted. If it becomes necessary for either party to employ legal counsel or to bring an action at law or other proceeding to enforce any of the terms, covenants or conditions of this Option Agreement, the prevailing party in any such action or proceeding shall be entitled to recover its cost and expenses incurred in such action from the other party, including, without limitation, reasonable attorney's fees, set by the Court and not by a jury, at both trial and appellate levels, and If any judgment is obtained by the prevailing party, all such costs, expenses and fees shall be included in the judgment. If both parties are award relief, then the award for attorney's fees shall be apportioned in the discretion of the Court.

19.              Memorandum of Option. Optionor and Optionee may enter into, execute and record a Memorandum of Option in the form attached hereto as Exhibit "D" ("Memorandum of Option") upon Optionee's approval of the results of Is Review and Optionee's deposit of the $50,000.00 Initial Option Payment. in addition, in the event that Optionor and Optionee execute the Memorandum of Option, Optionor and Optionee shall execute and deliver to Escrow Agent the Termination of Memorandum of Option Agreement ("Termination of Option") in the form attached hereto as Exhibit "E," together with written instructions to Escrow Agent setting forth that the Termination of Option is to be recorded by Escrow Agent without further act or deed by Optionor or Optionee upon the earlier of (i) the Expiration Date, (ii) the exercise of the Option by Optionee, or (iii) the termination of this Option Agreement as a result of the default of Optionee hereunder.

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20.              Negotiation and Document Preparation Costs. As a material inducement to Optionor to enter into this Option Agreement, Optionee agrees to promptly pay such attorney fees as may be incurred by Optionor in connection with the preparation and negotiation of (i) this Option Agreement, (ii) the Purchase Agreement, and (iii) the Lease, in an amount not to exceed TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) upon delivery of an invoice for such fees by Optionor (or Its representatives) to Optionee, regardless of whether or not Optionee exercises the Option.

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IN WITNESS WHEREOF, the patties hereto have executed this Option Agreement as of the date first above written.

OPTIONOR:	OPTIONEE:

TWIN BUTTES RANCH, LLC, an	PASSPORT METALS, INC., a
Arizona limited liability company	Quebec registered corporation

BY. /s/ MICHAEL R. FITZGERALD	By:	SEE COUNTERPART
MICHAEL R. FITZGERALD, Manager		Its:

	By:	SEE COUNTERPART
Its:

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

OPTIONOR:	OPTIONEE:

TWIN BUTTES RANCH, LLC, an	PASSPORT METALS, INC-, a
Arizona limited liability company	Quebec registered corporation

By SEE COUNTERPART	By:	/s/ Richard Hunter
MICHAEL R. FITZGFRALD, Manager		Its: Director

By:
Its:

EXHIBIT "A"

(the "Property")

That certain real property located in Navajo County, Arizona, and more particularly described as follows:

All of Sections 19, 20, 21, 23, 25, 26, 27, 29, 30, 31, 33 and 35; Section 18 less the right of way for the railroad; That portion of Sections 7, 9, 1, 15 and 17 lying South and East of the Puerco River; the East half of Section 28; the Northeast quarter and South half of Section 32; and the North half of Section 34, all lying in Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona;

That portion of Section 13, Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona, lying South and East of the Puerco River;

All of Sections 1, 12, 13 and 24; and that portion of Section 25 lying North of Highway 180, all lying in Township 17 North, Range 23 Fast of the Gila and Salt River Base and Meridian, Navajo County, Arizona;

All of Sections 1, 3, 5, 7, 8, 9, 10, 11, 13, 14, 15, 17, 18, 19, 21, 22, 23, 24, 25, 26 and 29; and that portion of Section 30 lying North of Old Highway 180, all lying in Township 17 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona; and

The Northwest quarter of the Northwest quarter of Section 14; and all of Section 24, all lying in Township 18 North, Range 23 East of the Gila and Salt River-Base-and-Meridian, Navajo County, Arizona.

* The legal description set forth herein is subject to change upon receipt of the Title Commitment

EXHIBIT "B"

REAL ESTATE PURCHASE AGREEMENT

[SEE ATTACHMENT]

REAL ESTATE PURCHASE AGREEMENT
ADDENDUM AND ESCROW INSTRUCTIONS

ESCROW NO.

DATE:

PARTIES:

A.	TWIN BUTTES RANCH, LLC, an Arizona limited liability company (the "Seller");

	Address:	Post Office Box 447
Holbrook, Arizona 86025
Attn: Michael R. Fitzgerald, Manager

B.	PASSPORT METALS, INC., a Quebec registered corporation (the "Buyer");

	Address:	608-1199 West Pender Street
Vancouver, Brush Columbia V6E 2R1
Attn: Richard Hunter, President

C.	FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (the "Escrow Agent" and "Title Company");

Address:	2425 East Camelback Road
Suite 300
Phoenix, Arizona 85016
Attn: Neil Moffett, Escrow Officer

PROPERTY:	That certain real property located in Navajo County, Arizona, more particularly described on Exhibit "A', attached hereto and incorporated herein by this reference, together with all of Seller's right, title and interest in and to (i) all buildings, structures and irnprovements located thereon, including, without limitation, all irrigation ditches, gates, valves, pumps, tanks, and wells; (ii) all appurtenances, hereditaments, easements, rights-of-way, reversions, remainders, development rights, well rights, water rights (including type 2 rights), and air rights; (iii) all oil, gas, and mineral rights not previously reserved; (iv) all plans, specifications, plats, assessments, agreements, reports, studies, and surveys relating to the real property or improvements located thereon, and all warranties applicable thereto; (v) any rights of Seller to any adjoining strips or gores of property and any land lying within the bed of any adjoining street, highway, or waterway;, and (vi) any other rights or privileges appurtenant to such real property or used in connection therewith (the "Property").

REAL ESTATE PURCHASE AGREEMENT
ADDENDUM AND ESCROW INSTRUCTIONS

I.

AGREEMENT

Buyer and Seiler hereby acknowledge and agree that the printed escrow instructions to which this Addendum may be attached (the "Escrow Instructions") and this Real Estate Purchase Agreement Addendum and Escrow Instructions hereby constitute a single integrated binding agreement (the "Agreement") containing both instructions to the Escrow Agent and all agreements between Buyer and Seller for the Purchase and sale of the Property. In addition, Buyer and Seller acknowledge that they have entered into that certain Option Agreement, dated August ____, 2009, between Seller, as Optionor, and Buyer, as Optionee (the "Option Agreement"), to which Option Agreement the form of this Agreement is attached as an Exhibit. No provision of the Escrow Instructions or the Option Agreement shall excuse any non-performance by either party at the times provided in the Agreement, extend the Closing provided for herein, or provide either party hereto with any grace period not provided in the Agreement, and any such provision in the escrow instructions shall be deleted including, but not limited to, any so-called "thirteen day notice requirement" which may be contained in the Escrow Instructions. All references in any part of said integrated document to "the Escrow Instructions" or "this Agreement" shall be deemed to include the whole single integrated document as defined in this paragraph, provided that in the event of any Inconsistency between any provision in the aforementioned printed form escrow instructions, Option Agreement and this Addendum, the provision in this Addendum to Escrow Instructions shall prevail. This Agreement shall supersede any prior agreements and understandings (whether written or oral) between the parties relating to the transaction contemplated hereby, including the Option Agreement.

II.

OPENING OF ESCROW

The parties hereby agree to establish an escrow with Escrow Agent (the "Escrow") for the purpose of facilitating the consummation of the transaction contemplated by this Agreement. Escrow shall be deemed opened when one (1) fully executed Agreement or counterpart, together with the Earnest Money Deposit, has been delivered to the Escrow Agent. Thereafter, Escrow Agent shall advise Buyer and Seller in writing of the date when Escrow is deemed opened ("Opening of Escrow").

If the Escrow Agent acts as an agent for an underwriter and does not issue policies of title insurance, Escrow Agent agrees that as a condition to acting as the Escrow Agent for this transaction, it shall immediately cause its underwriter to issue to Seller and Buyer, an escrow and closing protection letter or insured escrow and closing service in a written form satisfactory to both Seller and Buyer.

III.

PURCHASE PRICE

3.1             Purchase Price. The Purchase Price shall be TWENTY MILLION AND NO/100 DOLLARS (U.S.) ($20,000,000.00) payable as follows:

A.              ONE THOUSAND AND NO/100 DOLLARS (U.S.) ($1,000.00) by wire transfer or in the form of a certified bank or cashier's check at the Opening of Escrow (the "Earnest Money Deposit"). The Earnest Money Deposit shall be non-refundable, except as otherwise provided herein and shall be invested by the Escrow Agent in savings accounts, certificates of deposit or similar insured interest bearing investments as Buyer and Seller shall mutually designate. All interest earned upon the Earnest Money Deposit shall be the property of the party ultimately receiving the Earnest Money Deposit and shall be paid to such party at the same time as the Earnest Money Deposit.

B.              The additional sum of NINETEEN MILLION NINE HUNDRED NINETY-NINE THOUSAND AND NO/100 DOLLARS (U.S.) ($19,999,000.00) by wire transfer or a certified bank or cashier's check or checks to be deposited with Escrow Agent on or before the Closing, for disbursement to Seller at Closing, which, together with the Earnest Money Deposit, shall constitute the Purchase Price."

3.2             Changes In Representations and Warranties. If, prior to the Closing, Seller becomes aware that, due to no act or omission of Seller, any representation or warranty set forth in this Agreement which was true and correct on the Execution Date has become incorrect due to changes in conditions outside of the control of Seller or the discovery by Seller of information of which Seller was unaware on the Execution Date, the same shall not constitute a breach by Seller of any of its representations or warranties set forth herein or be deemed to be a default by Seller in its obligations under this Agreement, but Seller shall promptly notify Buyer thereof and the representations and warranties set forth herein which are to be remade and reaffirmed by Seller at the Closing shall be supplemented by such new information. Upon Buyer's receipt of such notification, if Buyer is not satisfied or comfortable with the information disclosed In such disclosure, Buyer shall have a fifteen (15) day period thereafter in which to terminate this Agreement and, upon such termination, the Deposit shall be returned to Buyer.

3.3             Representations and Warranties of Seller. To induce Buyer to enter into this Agreement and to consummate the transactions contemplated by it, Seller represents and warrants to Buyer as follows, which representations and warranties shall survive the Closing and remain in full force and effect:

A.              Binding and Enforceability. The individuals executing this Agreement on behalf of Seller are duly authorized so to do and, upon execution of this Agreement by said individual (and by Buyer), this Agreement shall be binding and enforceable against Seller in accordance with its terms.

B.              Authority to Perform. Seller has full power and authority to enter into and perform this Agreement In accordance with its terms and that neither the execution of this Agreement nor the consummation of the transaction provided for herein constitutes, or will result in, any breath of any of the terms, conditions or provisions of, or constitutes a default under any Indenture, charter, articles of incorporation, bylaws, mortgage, loan agreement, lien, lease, judgment, decree, order, agreement or other instrument or document to which either Seller is a party or is subject.

C.              Marketable Title. Seller will be the owner of the Property at the Closing and the Property at Closing will be free and clear of all recorded liens, encumbrances and restrictions, except the Permitted Exceptions and the effect of claims, if any, of third parties based on adverse possession or prescriptive use, of which Seller has no present knowledge.

D.              As Is, Where Is. No Representations and Warranties. BUYER IS ACQUIRING THE PROPERTY "AS IS, WHERE IS WITH ALL FAULTS AND DEFECTS" (LATENT AND APPARENT,, AND BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 3.3, SELLER HAS NOT MADE, DOES NOT MAKE AND IS UNWILLING TO MAKE ANY REPRESENTATIONS AS TO THE CONDITION, INCOME, EXPENSES, LEASES, TENANTS, USE, OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PROPERTY OR TITLE THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND REPRESENTS THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER HAS NOT RELIED UPON, AND SELLER HAS NOT MADE, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES CONCERNING, (i) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, (ii) COMPLIANCE OF THE PROPERTY WITH APPLICABLE FEDERAL, STATE AND MUNICIPAL LAWS AND ORDINANCES (iii) THE ADEQUACY, AVAILABILITY OR QUALITY OF ANY WATER, (iv) THE CURRENT OR FUTURE REAL ESTATE TAX LIABILITY, ASSESSMENT OR VALUATION OF THE PROPERTY, PROVIDED HOWEVER, THAT OUTSTANDING REAL ESTATE TAXES SHALL BE PAID AT THE CLOSING IN ACCORDANCE WITH SECTION 7.2 OF THIS AGREEMENT, (v) THE POTENTIAL QUALIFICATION OF THE PROPERTY FOR ANY AND ALL BENEFITS CONFERRED BY FEDERAL, STATE OR MUNICIPAL LAWS, WHETHER FOR SUBSIDIES, SPECIAL REAL ESTATE TAX TREATMENT, INSURANCE, MORTGAGES OR OTHER BENEFITS, WHETHER SIMILAR OR DISSIMILAR TO THOSE ENUMERATED, (vi) THE COMPLIANCE OF THE PROPERTY, IN ITS CURRENT OR FUTURE STATE, WITH APPLICABLE ZONING ORDINANCES AND THE ABILITY TO OBTAIN A VARIANCE WITH RESPECT TO ANY NON-COMPLIANCE, IF ANY, WITH SAID ZONING ORDINANCES, (vii) THE AVAILABILITY OF ANY FINANCING FOR THE PURCHASE, ALTERATION REHABILITATION OR OPERATION OF THE PROPERTY FROM ANY SOURCE, INCLUDING, BUT NOT LIMITED TO, THE STATE, CITY OR FEDERAL GOVERNMENT OR ANY INSTITUTIONAL LENDER, (viii) THE CURRENT OR FUTURE USE OF THE PROPERTY, (ix) EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 3.3.

AS OF THE DATE OF THE OPT ON AGREEMENT, SELLER HAD NOT RECEIVED ANY WRITTEN NOTICE THAT IT IS IN VIOLATION OF ANY LOCAL, STATE OR FEDERAL ENVIRONMENTAL LAWS, RULES OR REGULATIONS ("ENVIRONMENTAL NOTICE"). NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR THE OPTION AGREEMENT TO THE CONTRARY, IN THE EVENT THAT SELLER HAS RECEIVED, OR RECEIVES PRIOR TO THE CLOSING, ANY ENVIRONMENTAL NOTICE, A COPY OF WHICH HAS BEEN PROVIDED TO BUYER IN ACCORDANCE WITH -SECTION 10 OF THE OPTION AGREEMENT, SETTING FORTH A VIOLATION WHICH VIOLATION IS THE DIRECT RESULT OF SELLER'S ACTIONS ON THE PROPERTY DURING THAT TIME PERIOD COMMENCING AS OF THE DATE OF THE OPTION AGREEMENT AND ENDING AS OF THE CLOSING DATE, BUYER'S SOLE REMEDY SHALL BE TO EITHER (i) TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE EARNEST MONEY DEPOSIT, OR (ii) REQUIRE SELLER TO COMPLETE SUCH REMEDIAL ACTION AS MAY BE NECESSARY TO REMOVE SUCH VIOLATION FROM THE PROPERTY, WHICH REMEDIAL ACTION MAY INCLUDE AN AGREEMENT BETWEEN BUYER AND SELLER TO HOLD FUNDS IN ESCROW AFTER THE CLOSING FOR THE PURPOSE OF COMPLETING SUCH REMEDIAL ACTION. EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE OPTION AGREEMENT, BUYER SHALL NOT SEEK RECOURSE AGAINST SELLER ON ACCOUNT OF ANY LOSS, COST OR EXPENSE SUFFERED OR INCURRED BY BUYER WITH REGARD TO ANY MATTERS RELATED TO THE PROPERTY, INCLUDING ANY LIABILITY RELATING TO HAZARDOUS SUBSTANCES OR ENVIRONMENTAL POLLUTANTS ON, UNDER OR FROM THE PROPERTY.

BUYER ACKNOWLEDGES THAT BUYER, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, (i) IS THOROUGHLY ACQUAINTED WITH THE PHYSICAL CONDITION OF THE PROPERTY, AND (ii) IS RELYING SOLELY ON ITS OWN INVESTIGATION AND INSPECTION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER OR ANY AGENT OF SELLER. BUYER FURTHER ACKNOWLEDGES THAT NO INDEPENDENT INVESTIGATION OR VERIFICATION HAS BEEN OR WILL BE MADE BY SELLER WITH RESPECT TO ANY INFORMATION SUPPLIED BY OR ON BEHALF OF SELLER CONCERNING THE PROPERTY, AND SELLER HAS MADE NO REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, IT BEING INTENDED BY THE PARTIES THAT BUYER SHALL VERIFY THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION ITSELF. BUYER AGREES TO TAKE THE PROPERTY "AS IS" WHERE IS, AND IN ITS PRESENT CONDITION, SUBJECT TO REASONABLE WEAR AND TEAR, CASUALTY, NATURAL DETERIORATION BETWEEN THE DATE HEREOF AND THE CLOSING DATE AND SUBJECT TO CHANGES (i) REQUIRED TO BE MADE BY LAW, (ii) MADE BY SELLER IN THE ORDINARY COURSE OF OPERATING THE PROPERTY IN A MANNER CONSISTENT WITH SELLER'S PAST PRACTICES, OR (iii) WHICH DO NOT MATERIALLY AND ADVERSELY AFFECT THE VALUE OF THE PROPERTY.

BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT BUYER'S ACCEPTANCE OF THIS SECTION 3.3(D) CONSTITUTES A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND THAT ABSENT SUCH ACCEPTANCE, SELLER WOULD NOT ENTER INTO THIS AGREEMENT. ANY ATTEMPT BY BUYER TO PURSUE A CLAIM BASED UPON ANY CLAWED REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES NOT EXPRESSLY EMBODIED IN THIS AGREEMENT SHALL CONSTITUTE A DEFAULT BY BUYER UNDER THIS AGREEMENT.

THE TERMS OF THIS SECTION 3.3(D) SHALL EXPRESSLY SURVIVE THE CLOSING AND SHALL NOT MERGE WITH ANY CLOSING DOCUMENT. THIS PARAGRAPH SHALL ALSO SURVIVE THE TERMINATION OF THIS AGREEMENT.

3.4             Representations and Warranties of Buyer. To induce Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby represents and warrants to Seller, which representations and warranties shall survive the Closing and remain in full force and effect:

A.              Binding and Enforceability. The individuals executing this Agreement on behalf of Buyer are duly-authorized-so to do, and upon execution-of-this Agreement-by said individuals-(and by Seller), this Agreement shall be binding and enforceable against Buyer in accordance with its terms.

B.              Authority to Perform. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms and that neither the execution of this Agreement nor the consummation of the transaction provided for herein constitutes, or will result in, any breach of any of the terms, conditions or provisions of, or constitutes a default under any indenture, charter, articles of incorporation, bylaws, mortgage, loan agreement, lien, lease, judgment, decree, order, agreement or other instrument or document to which Buyer is a party or is subject.

C.              Right of First Refusal. Buyer represents that Seller has previously disclosed to Buyer the existence of that certain Right of First Refusal identified in Section 9 of the Option Agreement.

D.              Buyer's Due Diligence. Buyer represents that Buyer made a full and independent investigation of the Property, and all factors pertaining thereto, during the term of the Option Agreement and Buyer desires to purchase the Property based solely upon the results of such independent investigation.

IV.

CONDITIONS PRIOR TO CLOSING

4.1             Conditions to Seller's Obligations. The obligations of Seller to consummate the transaction are subject to the following conditions:

A.              Correctness of Representations and Warranties. The representations, warranties and covenants of Buyer set forth herein shall be true on and as of the Closing with the same force and effect as if such representations, warranties and covenants had been made on and as of the Closing.

B.              Waiver. Seller shall be entitled, i Seller's sole discretion, to waive the foregoing condition In writing, in which event the transaction contemplated by this Agreement shall close.

C.              Release of Right of First Refusal. Seller's delivery of a duly executed and appropriately acknowledged Quit-Claim Deed from Robert Fitzgerald, or similar document, terminating any interest that Robert Fitzgerald may have In the Property ("Quit-Claim"), or, in lieu thereof, Seller causing the Escrow Agent to issue an endorsement to the Title Policy Insuring Buyer against any claim that Robert Fitzgerald may have against the Property ("ROFR Endorsement").

4.2              Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transaction are subject to the following conditions:

A.              Correctness of Representations and Warranties. The representations, warranties and covenants of Seller set forth herein shall be true on and as of the Closing with the same force and effect as if such representations, warranties and covenants had been made on and as of the Closing.

B.              Waiver. Buyer shall be entitled, in Buyer's sole discretion, to waive the foregoing condition in writing, in which event the transaction contemplated by this Agreement shall close.

C.              Title Commitment. Seller, at Seller's sole cost and expense, shall cause the Title Company to issue to Buyer a title commitment (the "Title Commitment") to issue standard owner's title policy ("Title Policy") at Closing insuring in the amount of the Purchase Price fee simple title to the Property in Buyer subject to the Permitted Exceptions. A copy of the Title Commitment shall be attached hereto as Exhibit "1" by Escrow Agent upon issuance of the Title Commitment to Seller and Buyer. Upon execution of this Agreement, Buyer shall be deemed to have approved such condition of title as satisfactory and at Closing, title to the Property shall be conveyed to Buyer subject-to the Permitted Exceptions.

D.              Permitted Exceptions. The Property shall be conveyed to Buyer subject to no recorded liens, charges, encumbrances, exceptions or reservations of any kind or character other than the following exceptions, (the "Permitted Exceptions"):

1.	Those matters listed in the Title Commitment which appear as exceptions to title and which were not objected to by Buyer or, if objected to, such objections were waived by Buyer.

2.	Such acts or defects resulting from acts of Buyer or Buyer's agent.

3.	The standard exceptions normally contained in a standard owner's title insurance policy.

4.	Those matter which would be set forth in an ALTA Survey of the Property.

E.              Release of Right of First Refusal. Seller's delivery of a duly executed and appropriately acknowledged Quit-Claim, or, in lieu thereof, Seller causing the Escrow Agent to issue the RC FR Endorsement.

V.

RISK OF LOSS

5.1             Destruction or Damage Prior to Closing. The risk of loss or damage to the Property by fire or other casualty, or its taking by eminent domain prior to Closing, is assumed by the Seller. Upon the happening of any material loss, damage or taking, Seller shall deliver written notice of such occurrence to Buyer and Buyer shall, within ten (10) days after receipt of such written notice from Seller, be entitled to terminate this Agreement by giving written notice thereof to Seller and Escrow Agent within the said period. If Buyer does not terminate this Agreement, Buyer shall be entitled to any insurance monies collectible for such loss or damage, or the award for such taking by eminent domain. In no event shall the Purchase Price be reduced in the event of condemnation or damage, and in no event shall Seller be required to restore or to rebuild any part of or all of the Property or any improvements thereon. In the event of Buyer's termination of this Agreement pursuant to this provision, the Earnest Money Deposit shall be returned to the Buyer and possession of 'he Property shall be retained by Seller and the parties hereunder shall be under no further obligation or liability to each other pursuant thereto.

5.2             Destruction or Damage After Closing. The risk of loss or damage to the Property by fire or other casualty, or the taking by eminent domain, after the Closing shall be assumed by Buyer.

VI.

CLOSE OF ESCROW

The Closing shall take place at the office of Escrow Agent at 2:00 p.m., Mountain Standard Time ("M.S.T.") on or before thirty (30) days following the Opening of Escrow, or such other place or time axis mutually acceptable. As used in the Agreement, the terms "Closing" or "Close of Escrow" shall refer to the date on which Seller's Deed conveying the Property to buyer is recorded through Escrow in the Official Records of Navajo County, Arizona.

VII.

ALLOCATIONS, ADJUSTMENTS AND CLOSING EXPENSES

7.1             Real Estate Taxes. Real estate taxes shall be apportioned between Seller and Buyer as of midnight preceding the Closing, on the basis of the fiscal year for which assessed, except that, If the Closing occurs before the tax assessment and rates are fixed, the apportionment of taxes shall be made as of midnight preceding the Closing upon the basis of the tax assessment and rate for the prior year.

7.2             Personal Property Taxes. No later than the Closing, Seller shall have paid all personal property taxes, if any, levied or assessed with respect to the Property covered by any personal property tax return filed or required to be filed by or on behalf of Seller prior to the Closing.

7.3             Additional Closing Costs and Apportionments. Unless otherwise specifically set forth on the Escrow Instructions, (1) Escrow fees and collection fees shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer; (2) recording fees for all deeds, affidavits of value and all other instruments relating to conveyance of the Property shall be paid by Buyer, including the premium for an extended owner's policy of title insurance (if Buyer elects to purchase and extended owner's policy) as well as the cost of any endorsements to the Title Policy; (3) all real property transfer taxes, the costs of any revenue stamps and all similar costs shall be borne by Seller; (4) any fees or charges related to the transfer of any leases, irrigation or water rights shall be paid by Buyer; (5) any charges or costs in any way related to the delivery by Seller of record title to the Property as required hereby shall be paid by Seller, including the cost of a standard owner's policy of title insurance; (6) Seller shall pay all assessments and improvement liens assessed prior to the Closing; and (7), any other charges or closing costs shall be allocated between Seller and Buyer in the customary manner.

VIII.

BUYER'S OBLIGATIONS AT CLOSE OF ESCROW

In addition to all other conditions precedent set forth herein, Seller's obligation to perform under this Agreement and to close the escrow are expressly conditioned upon:

1.              At or prior to the Closing, Buyer shall deliver to Escrow Agent cash, including the wire transfer of readily available funds, or a certified bank or cashier's check or checks in the sum of the Purchase Price less the Earnest Money Deposit, plus the net closing expenses, adjustments and apportionments in Seller's favor or less the net closing expenses, adjustments and apportionments in Buyer's favor, payable to the order of Seller or its designee.

2.              Buyer's execution and delivery to Seller of such other documents or instruments as may be reasonably requested by either Seller or Escrow Agent to consummate the transaction provided for herein.

IX.

SELLER'S OBLIGATIONS AT CLOSE OF ESCROW

In addition to all other conditions precedent set forth herein, Buyer's obligation to perform under this Agreement and to close the escrow are expressly conditioned upon:

1.              Seller executing, acknowledging and delivering to Escrow Agent a Special Warranty Deed (the "Deed") in the form attached hereto as Exhibit "B", which shall be in a proper form for recording and shall convey the Property to Buyer, subject to the Permitted Exceptions.

2.              Seller causing Escrow Agent to irrevocably commit to issue (and to Issue promptly upon the Closing) the Title Policy In the form and for the amount specified in paragraph 4.2(c) hereof. If the Title Company is unwilling or unable to issue the Title Policy, however, then the date for Closing shall be automatically extended for fifteen (15) days to allow Seller to use its best efforts to cure the matter preventing the Title Company from issuing the Title Policy. If, however, the Title Company remains unable or unwilling to issue the Title Policy on the extended Closing date, then this Agreement and the Escrow shall terminate and be of no further force and effect without liability of either party hereto to the other except only that all monies paid hereunder by Buyer to Seller or to the Escrow Agent shall be returned to Buyer.

3.              Seller executing and delivering to Buyer such other documents or instruments as may be reasonably requested by Buyer to consummate the transaction provided for herein, including (i) the Quit-Claim or ROFR Endorsement, and (ii) the execution of a Non-Foreign Person Affidavit In accordance with Internal Revenue Code §1445, if applicable.

X.

COMMISSION

Buyer and Seller warrant, each to the other, that there are no fees or commissions owing to any broker or other party for bringing about the sale contemplated hereunder. If any person shall assert a claim to a fee, commission or other compensation on account of alleged employment as a broker or finder in connection with this transaction, the party hereto under whom the broker or finder is claiming shall indemnify and hold harmless the other party hereto against and from any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon (including, but without limitation, counsel and witness fees and court costs In defending against such claim).

Notwithstanding anything to the contrary in any other agreement, joinder of Broker shall not be required to modify or cancel this Agreement and Broker shall not be deemed a third-party beneficiary of this Agreement. The Commission shall be due and payable only in the event that the transaction contemplated herein does 'n-fact Close Escrow and In the event Seller or Buyer defaults under or terminates this Agreement, neither Seller nor Buyer shall be obligated to pay all or any portion of the Commission, or all or any portion of the Earnest Money Deposit, to the Broker.

XI.

REMEDIES

11.1            Default by Seller. If the Closing does not occur because of a breach by Seller, Buyer shall be entitled to pursue any remedy at law or in equity, including specific performance, and Seller shall pay all escrow fees.

11.2            Default by Buyer. If the Closing does not occur because of a breach by Buyer of this Agreement, including a breach arising from Buyer's failure to perform their duties and obligations assumed hereunder, the Seller's sole remedy shall be the forfeiture of the Earnest Money Deposit as liquidated damages and Seller shall not be entitled to damages, other than the Earnest Money Deposit. Buyer and Seller have agreed upon said liquidated damages in the event of Buyer's default because Buyer and Seller agree that actual damages suffered by Seller would be difficult or impossible to determine and prove, and Buyer and Seller agree that said liquidated damages are a reasonable estimate of the anticipated or actual damages Seller may suffer.

XII.

MISCELLANEOUS

12.1            Notices. Any notice, election or communication to be given to any party under the terms of this Agreement shall be in writing and delivered in person, overnight delivery, courier service or deposited, certified or registered, in the United States mail, postage prepaid, addressed as set forth below or to such address as either party may hereafter designate by written notice hereunder. Such notices shall be effective on the earlier of (i) the date when received by such party if delivered via hand delivery or via facsimile transmission if received prior to 5:00 p.m., Mountain Standard Time ("MST"), or (ii) the next day if delivered via facsimile transmission and received after 5:00 p.m. MST, or (iii) 48 hours after the date if sent by registered or certified mail, return receipt requested, postage and fees prepaid and addressed as follows:

If to Seller:	Michael R. Fitzgerald, Manager
Twin Buttes Ranch, LLC
Post Office Box 447
Holbrook, Arizona 86025

with a copy to:	Olsen-Smith, Ltd.
301 East Virginia Avenue, Suite 3300
Phoenix, Arizona 85004
Attn: James J. Rossie, Jr., Esq.

If to Buyer:	Richard Hunter, President
Passport Metals, Inc.
608-1199 West Pender Street
Vancouver, British Columbia V6E 2R1

with a copy to:	Lang Michener LLP
1500 Royal Centre P.O. Box 11117
1055 West Georgia Street
Vancouver, B.C. V6E 4N7
Attention: Ms. Linda Hogg

and:	Ryley Garlock & Applewhite
One North Central Ave., Suite 1200
Phoenix, AZ 85004
Attn: Roy W. Fuller, Esq.

12.2            Delivery of Reports. If, for any reason, the transaction contemplated by this Agreement fails to Close, except in the event of Seller's default, then all reports, surveys and engineering work, including, but not limited to, plat maps, soil reports, hydrology reports, improvement plans and cost estimates, which were prepared or performed for Buyer in relation to the Property shall be delivered to Seller by Buyer within ten (10) days after such failure to Close. The obligation of Buyer herein shall survive Closing for a period of three (3) years from the date hereof.

12.3            Severability. In case anyone or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.4            Additional Acts and Documents. Each party hereto agrees to do all such things and take all such actions and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purposes of this Agreement.

12.5            Assignments. This Agreement shall be binding upon and inure to the benefit of the Seller and Buyer hereto, and their respective successors In Interest, heirs, personal representative, administrator and assigns. This Agreement may be assigned by Buyer upon the written consent of Seller, which consent shall not be unreasonably withheld.

12.6            Counterparts. This Agreement may be executed in any number of counterparts; all such counterparts (or a facsimile thereof) shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

12.7            Time. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

12.8            Time Periods. In the event the time for performance of any obligation hereunder, or anytime period hereunder, expires on a Saturday, Sunday or legal holiday, the time for performance shall be extended to the next day that is not a Saturday, Sunday or legal holiday. In computing any period of time provided for in this Agreement, or provided for by any applicable statute, the day of the act, event or default from which the designated period begins to run shall not be included. The last day of the period of time shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the time period runs until the end of the next day which is not a Saturday, Sunday or a legal holiday.

12.9            Integration Clause; Oral Modification. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and all agreements entered into prior hereto are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein or in other contemporaneous written agreements. This Agreement may not be changed, modified or rescinded except in writing signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

12.10           Captions. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be deemed to limit or alter any provision hereof and shall not be deemed relevant in construing this Agreement.

12.11           Governing Law. This Agreement shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Arizona, and suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto shall be brought in Superior Court, Maricopa County, Arizona, and for this purpose each party hereby expressly and irrevocably consent to the jurisdiction of said court.

12.12           Interpretation. To the extent permitted by the context in which used, (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa, and (b) references to "persons" or "parties' in this Agreement shall be deemed to refer to natural persons, corporations, general partnerships, limited partnerships, trusts and all other entities.

12.13           Incorporation of Exhibits by Reference. All exhibits referred to herein and/or attached to this Agreement are hereby deemed to be incorporated into this Agreement by reference as though set forth in full, and unless the context otherwise expressly requires, references to "this Agreement" shall also include all such exhibits; provided, however, any provisions of this Agreement which are inconsistent with any provisions contained in such exhibits shall take precedence over the provisions contained in the exhibits.

12.14           Waiver of Conditions. Either party hereto may in writing waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of it. other obligations under this Agreement unless otherwise provided herein or in such written waiver. Failure of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach of the same or any other covenant or condition of this Agreement.

12.15           Construction. The parties agree that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto.

12.16            Attorneys' Fees. If either party hereto breaches any provision of this Agreement, the breaching party shall pay to the non-breaching party all attorneys' fees and other costs and expenses incurred by the non-breaching party in enforcing this Agreement or preparing for legal or other proceedings regardless of whether a suit is instituted. If it becomes necessary for either party to employ legal counsel or to bring an action at law or other proceeding to enforce any of the terms, covenants or conditions of this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover its cost and expenses incurred in such action from the other party, including, without limitation, reasonable attorney's fees, set by the Court and riot by a jury, at both trial and appellate levels, and if any judgment is obtained by the prevailing party, all such costs, expenses and fees shall be included in the judgment. If both parties are award relief, then the award for attorney's fees shall be apportioned in the discretion of the Court.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, as of the day and year first above written.

SELLER:	BUYER:

TWIN BUTTES RANCH, LLC, an	PASSPORT METALS, INC., a
Arizona limited liability company	Quebec registered corporation

By:	By:
MICHAEL R. FITZGERALD, Manager	Its:

By:
Its:

EXHIBIT "A"

(the "Property")

That certain real property located in Navajo County, Arizona, and more particularly described as follows:

All of Sections 19, 20, 21, 23, 25, 26, 27, 29, 30, 31, 33 and 35; Section 18 less the right of way for the railroad; That portion of Sections 7, 9, 1, 15 and 17 lying South and East of the Puerco River; the East half of Section 28; the Northeast quarter and South half of Section 32; and the North half of Section 34, all lying in Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona;

That portion of Section 13, Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona, lying South and East of the Puerco River; All of Sections 1, 12, 13 and 24; and that portion of Section 25 lying North of Highway 180, all lying in Township 17 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona;

All of Sections 1, 3, 5, 7, 8, 9, 10, 11, 13, 14, 15, 17, 18, 19, 21, 22, 23, 24, 25, 26 and 29; and that portion of Section 30 lying North of Old Highway 180, all lying in Township 17 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona; and

The Northwest quarter of the Northwest quarter of Section 14; and all of Section 24, all lying in Township 18 North, Range 23-East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

* The legal description set forth herein is subject to change upon receipt of the Title Commitment

EXHIBIT "B"

When Recorded Return To:

SPECIAL WARRANTY DEED

For the consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration received, TWIN BUTTES RANCH, LLC, an Arizona limited liability company ("Grantor"), does hereby grant and convey to _______________________________("Grantee"), the following described real property (the "Property") situated in Maricopa County, Arizona:

SEE EXHIBIT "A" ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF

TOGETHER WITH all (i) all buildings, structures and improvements located on the Property, including, without limitation, all irrigation ditches, gates, valves, pumps, tanks, and wells; (ii) all appurtenances, hereditaments, easements, rights-of-way, reversions, remainders, development rights, well rights, water rights, and air rights; (iii) all oil, gas, and mineral rights not previously reserved; (iv) all plans, specifications, plats, assessments, agreements, reports, studies, and surveys relating to the Property or improvements located thereon, and all warranties applicable thereto; (v) any rights of Grantor to any adjoining strips or gores of property and any land lying within the bed of any adjoining street, highway, or waterway; and (vi) any other rights or privileges appurtenant to such Property or used in connection therewith.

SUBJECT TO: current real property taxes and other assessments; patent reservations; and all easements, rights of way, covenants, conditions, restrictions and other non-financial matters (meaning matters that are not monetary liens or encumbrances) as may appear of record.

AND Grantor hereby binds itself and its successors to warrant and defend the title against all of the acts of Grantor and those claiming by or through Grantor and no other, subject to the matters above set forth.

DATED: _______________________________, 20 _____
.

TWIN BUTTES RANCH, LLC, an
Arizona limited liability company

By ______________________________________
             MICHAEL R. FITZGERALD, Manager

GRANTOR

STATE OF_____________)
                                                  ) ss.
County of _____________)

Acknowledged before me this _____day of _______________________20________, by MICHAEL R. FITZGERALD, Manager of TWIN BUTTES RANCH, LLC, an Arizona limited liability company, for and on behalf of said company.

______________________________ Notary Seal/Stamp	______________________________ Notary Public

EXHIBIT "A"

(the "Property")

That certain real property located in Navajo County, Arizona, and more particularly described as follows:

All of Sections 19, 20, 21, 23, 25, 26, 27, 29, 30, 31, 33 and 35; Section 18 less the right of way for the railroad; That portion of Sections 7, 9, 1, 15 and 17 lying South and East of the Puerco River; the East half of Section 28; the Northeast quarter and South half of Section 32; and the North half of Section 34, all lying in Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona;

That portion of Section 13, Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona, lying South and East of the Puerco River, All of Sections 1, 12, 13 and 24; and that portion of Section 25 lying North of Highway 180, all lying in Township 17 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona;

All of Sections 1, 3, 5, 7, 8, 9, 10, 11, 13, 14, 15, 17, 18, 19, 21, 22, 23, 24, 25, 26 and 29; and that portion of Section 30 lying North of Old Highway 180, all lying in Township 17 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona; and

The Northwest quarter of the Northwest quarter of Section 14; and all of Section 24, all lying in Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

* The legal description set forth herein Is subject to change upon receipt of the Title Commitment

EXHIBIT "9"

TITLE COMMITMENT

(SEE ATTACHMENT)

EXHIBIT "V'

ROFR LETTER

Robert Fitzgerald
________________________
________________________
________________________

Re: Right of first refusal

Dear Robert:

This letter shall serve as written notice that Twin Buttes Ranch, LLC, an Arizona limited liability company has decided to sell to a third party its interest in the property described in that certain Warranty Deed recorded as Instrument No. 88-02489. The basic terms of the sale are as follows: (a) the Purchase Price is $_______________, (b) the earnest money is $_______________________and is due upon execution of the purchase and sale agreement, and (c) the closing is ________________________days following the opening of escrow ("Terms of Sale"). As you know, pursuant to the Right of First Refusal ("ROFR") contained in that Deed, you have thirty (30) days following receipt of this letter to meet the Terms of Sale.

If you intend to meet the Terms of Sale, please let me know immediately and I will prepare a form of purchase and sale agreement. If you exercise the ROFR, then, pursuant to the ROFR, you will be required to meet the Terms of Sale within thirty (30) days following your receipt of this letter, which shall include, without limitation, executing the purchase and sale agreement and depositing into escrow the sum of $____________as an earnest money deposit. If you do not meet the Terms of Sale within such time period, then the ROFR will expire.

If you do not intend to exercise the ROFR, then I would appreciate it if you would sign and return this letter to me indicating your waiver of the ROFR. Signing below confirms your "Refusal" of the ROFR. The foregoing Refusal of the ROFR shall extend to (and may be relied upon by) by any title insurance company or agency issuing title insurance in connection with the Terms of Sale.

Sincerely,

Michael Fitzgerald

ACCEPTED AND AGREED:

_________________________
Robert Fitzgerald

______________________
[Spouse]

EXHIBIT "D"

When Recorded Return to:

OLSEN-SMITH, LTD.
301 East Virginia Avenue
Suite 3300
Phoenix, Arizona 85004

MEMORANDUM OF OPTION AGREEMENT

NOTICE IS HEREBY GIVEN, that on ____________________________________, 20________, _______________________________("Optionor") and ___________________________("Optionee") entered into that certain Option Agreement ("Option Agreement"), whereby Optionor granted to Optionee an option to purchase and acquire that certain real property more particularly described on Exhibit "A" attached hereto and by this reference incorporated herein ("Property").

The purpose of this Memorandum of Option Agreement is to give constructive notice to all persons dealing with the Property that Optionor and Optionee consider the Option Agreement to be a binding agreement regarding the Property, and that such Option Agreement shall continue in full force and effect unt:1 the earlier to occur of (i) termination of the Option Agreement; or (ii) written notice of termination of the Option Agreement, as executed by Optionor and Optionee, is recorded In the office of the Navajo County Recorder, State of Arizona.

This Memorandum of Option Agreement is not a complete summary of the Option Agreement.

The provisions in this Memorandum of Option Agreement shall not be used in interpreting the Option Agreement. In the event of any conflict between the terms and provisions of this Memorandum of Option Agreement and the Option Agreement, the terms and provisions of the Option Agreement shall govern and control.

DATED this __________day of _____________________________, 20___.

OPTIONOR:	OPTIONEE:

STATE OF_____________)
                                                  ) ss.
County of _____________)

The foregoing instrument was acknowledged before me this _____________day of _________________, 20______by ________________, _____________of _________________________________________, who acknowledged that he/she executed the foregoing instrument on behalf of said ________________________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_____________________________
Notary Public

My commission expires:

________________________

STATE OF_____________)
                                                  ) ss.
County of _____________)

The foregoing instrument was acknowledged before me this _____________day of _______________, 20______by ________________, _____________of _____________________________________________, who acknowledged that he/she executed the foregoing instrument on behalf of said ________________________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_____________________________
Notary Public

My commission expires:

________________________

EXHIBIT "E"

When Recorded Return to:
OLSEN-SMITH, LTD.
301 East Virginia Avenue
Suite 3300
Phoenix, Arizona 85004

TERMINATION OF OPTION AGREEMENT

NOTICE IS HEREBY GIVEN, that on ______________________________20, ____________________("Optionor"), and _____________________________("Optionee") terminated that certain Option Agreement ("Option Agreement"), executed on or about _______________, 20 ___________and referenced in that certain Memorandum of Option Agreement recorded as Document No. ____________________in the books of the County Recorder of Navajo County, Arizona for that certain real property more particularly described on Exhibit "A" attached hereto and by this reference incorporated herein (Property").

DATED this ______day of ____________________________, 20

OPTIONOR:	OPTIONEE:

STATE OF_____________)
                                                  ) ss.
County of _____________)

The foregoing instrument was acknowledged before me this ______________day of _________________, 20______by _______________, ____________of ______________________________________________, who acknowledged that he/she executed the foregoing instrument on behalf of said ________________________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_____________________________
Notary Public

My commission expires:

________________________

STATE OF_____________)
                                                  ) ss.
County of _____________)

The foregoing instrument was acknowledged before me this ______________day of _________________, 20______ _______________, _____________of ______________________________________________, who acknowledged that he/she executed the foregoing instrument on behalf of said _________________________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_____________________________
Notary Public

My commission expires:

________________________